UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1 Madison Ave., Suite 1600

New York, New York 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2025 (the “Closing Date”), FBRT OP LLC (“Purchaser OP”), a consolidated subsidiary of Franklin BSP Realty Trust, Inc. (the “Company”), and FBRT Sub REIT TRS LLC, also a consolidated subsidiary of the Company (together with Purchaser OP, “Purchaser”), completed the previously announced purchase of all of the issued and outstanding membership interests and units (the “Purchased Interests”) of NewPoint Holdings JV LLC (“NewPoint”) held by each of the holders (the “Existing Equityholders”) of the membership interests and units of NewPoint. The purchase was effected pursuant to the Purchase and Sale Agreement (the “Agreement”), by and among the Company, Purchaser, NewPoint, the Existing Equityholders, and, solely in their capacity as the joint representatives of the Existing Equityholders, Meridian Bravo Investment Company, LLC and BMC Holdings DE LLC, as previously disclosed by the Company.

Under the terms and subject to the conditions set forth in the Agreement, following satisfaction of all of the closing conditions, Purchaser purchased all of NewPoint’s Purchased Interests. In exchange for the Purchased Interests, (i) Purchaser paid to the Existing Equityholders an aggregate amount of $318,750,000 in cash, as such amount was adjusted (and remains subject to further post-closing adjustment) in accordance with the purchase price adjustment mechanism set forth in the Agreement, and (ii) Purchaser OP issued to the Existing Equityholders (or their designees) an aggregate of 8,385,951 Class A Units of Purchaser OP.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on March 10, 2025 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

As described above, pursuant to the terms of the Agreement, on the Closing Date, Purchaser OP issued to the Existing Equityholders (or their designees) an aggregate of 8,385,951 Class A Units of Purchaser OP. The offer and sale of such Class A Units was made in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933. Pursuant to the terms of the operating agreement of Purchaser OP, after 12 months from issuance, holders of the Class A Units may elect to have the Class A Units redeemed, in which case the Company and Purchaser OP will have the option to satisfy the redemption consideration with either cash (based on the trading price of the Company’s Common Stock) or the delivery of one share of the Company’s Common Stock for each Class A Unit of Purchaser OP.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing the acquisition of NewPoint. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this report on Form 8-K must be filed.

(b)

Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this report on Form 8-K must be filed.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit
No.	Description
2.1*	Purchase and Sale Agreement, dated as of March 9, 2025, by and among NewPoint Holdings JV LLC, each of the members of NewPoint Holdings JV LLC, FBRT OP LLC, FBRT Sub REIT TRS LLC, Franklin BSP Realty Trust, Inc., and certain other parties named therein, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Franklin BSP Realty Trust, Inc. on March 10, 2025.
99.1	Press Release issued by Franklin BSP Realty Trust, Inc. on July 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Chief Operating Officer

Date: July 1, 2025